SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                        July 5, 2000

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000








Item 5.  Other Events

On July 5, 2000, a shareholder derivative action was commenced in the Supreme Court of the State of New York, County of New York on behalf of Registrant against all current members of the Board of Directors (with the exception of Anne M. Mulcahy) (collectively, the "Individual Defendants"), and Registrant, as a nominal defendant. Plaintiff claims breach of fiduciary duties related to certain of the accounts receivable related to Registrant's operations in Mexico. The complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, permitting wrongful business practices to occur, inadequately supervising and failing to instruct employees and managers of Registrant and taking no steps to institute appropriate legal action against those responsible for unspecified wrongful conduct. Plaintiff claims that Registrant has suffered unspecified damages but which are "expected to exceed tens of millions of dollars", and seeks judgment, among other things, requiring the Individual Defendants to pay to Registrant the amounts by which Registrant has been damaged by reason of their breach of their fiduciary duties and/or to the extent they have been unjustly enriched and to institute and enforce appropriate procedural safeguards to prevent the alleged wrongdoing.

The Individual Defendants deny the wrongdoing alleged in the complaint and intend to vigorously defend the action.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: July 14, 2000